UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Issuance of Press Release

On December 11, 2013, Crumbs Bake Shop, Inc. (the “Company”) issued a press release announcing that Julian R. Geiger’s term as President and Chief Executive Officer of the Company and Crumbs Holdings LLC (“Holdings”) will expire pursuant to its terms on December 31, 2013 and the Company’s and Holdings’ current Senior Vice President - General Counsel and Secretary, Edward M. Slezak shall serve as interim Chief Executive Officer effective January 1, 2014.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c)	Appointment of Principal Executive Officer

Effective January 1, 2014, the Company’s Board of Directors and the Board of Managers of Holdings each appointed Edward M. Slezak to serve as interim Chief Executive Officer. Mr. Slezak will also retain his responsibilities as General Counsel and Secretary. Mr. Slezak joined the Company on August 21, 2013, serving as its Senior Vice President - General Counsel and Secretary. Prior to joining the Company, Mr. Slezak served as Senior Vice President, General Counsel and Secretary of Aéropostale, Inc., a mall-based specialty retailer, where he was responsible for all aspects of that company’s legal and compliance functions, including public company securities matters and compliance, general corporate representation, intellectual property protection, litigation management and international licensing, as well as product and social compliance. Mr. Slezak joined Aéropostale, Inc. and established its in-house legal department, serving first as Vice President from November, 2004 to March, 2005, then as Group Vice President from March 2005 to April 2006, when he was named Senior Vice President. Prior to his arrival at Aéropostale, Mr. Slezak had served as Vice President, General Counsel and Secretary of Acclaim Entertainment, Inc., a video game developer and publisher, where he also founded that company’s in-house legal department. Prior to his move in-house, Mr. Slezak was a Senior Associate in the corporate department at the law firm of Cadwalader, Wickersham & Taft, LLP, concentrating in mergers and acquisitions.

In connection with serving as interim Chief Executive Officer, as well as continuing his duties and responsibilities as General Counsel and Secretary, Mr. Slezak will continue to receive a base salary of $250,000, which will be reviewed annually. Mr. Slezak will also be entitled to receive an annual incentive bonus of up to 80% of his then base salary, dependent upon the Company's and his individual performance. Mr. Slezak will also be entitled to receive other customary benefits received by other officers of the Company such as equity incentive compensation grants. The Compensation Committee of the Company’s Board of Directors is currently reviewing a new compensation and retention package for Mr. Slezak which will be reflective of his additional duties and responsibilities.

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Mr. Slezak has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Item 9.01.	Financial Statements and Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: December 11, 2013	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief Financial Officer

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EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press release dated December 11, 2013 (furnished herewith).

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